As filed with the Securities and Exchange Commission on May 18, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Gambling.com Group Limited
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of registrant’s name into English)

Jersey	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Gambling.com Group Limited
22 Grenville Street, St. Helier, Channel Island of Jersey JE4 8PX
+1 704 368 3388
(Address and telephone number of registrant’s principal executive offices)
GDC America, Inc.
514 North Franklin St, Suite 201
Tampa, FL 33602, United States
+1 704 368 3388
(Name, address and telephone number of agent for service)
Copies to:

Michael J. Stein, Esq., Vice President, General Counsel
Dave N. Rao, Esq., Assistant General Counsel
Gambling.com Group Limited
c/o GDC America, Inc.
514 North Franklin St, Suite 201
Tampa, FL 33602, United States
John R. Vetterli, Esq. Jessica Y. Chen, Esq. White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Tel: (212) 819-8200
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 18, 2023
PROSPECTUS
Up to 10,099,284 Ordinary Shares
Offered by the Selling Shareholders
Selling shareholders named herein (the “selling shareholders”), may offer and sell, from time to time, up to 10,099,284 ordinary shares held by them and covered by this prospectus. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders. See “Selling Shareholders.”
Our ordinary shares are traded on the Nasdaq Global Market under the symbol “GAMB.” The last reported sale price for ordinary shares on May 16, 2023 as quoted on the Nasdaq Global Market was $9.82 per share.
We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012, and as such are eligible for reduced public company reporting requirements.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS, AND ANY OTHER RISK FACTORS CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS BEFORE INVESTING IN ANY OF OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                    , 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling shareholders may from time to time sell the securities, as described in this prospectus, in one or more offerings.
By using a shelf registration statement, the selling shareholders may sell securities from time to time and in one or more offerings under this prospectus. Each time the selling shareholders sell securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation by Reference.”
You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement and any issuer free writing prospectus. Neither we nor the selling shareholder have authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. If any person provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and/or prospects may have changed since those dates.
It must be distinctly understood that neither the registrar of companies in Jersey nor the Jersey Financial Services Commission takes any responsibility for the financial soundness of the Company or for the correctness of any statements made, or opinions expressed, with regard to it.
For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.

Unless otherwise indicated, the term “selling shareholder” as used in this prospectus means the selling shareholder referred to in this prospectus and their transferees, pledgees, donees, assignees and other successors-in-interest.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Gambling.com Group,” the “Company,” the “Group,” “we,” “our,” “ours,” “us,” or similar terms refer to Gambling.com Group Limited, together with its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” “could,” “will,” “would,” “ongoing,” “future,” or the negative of these terms or other similar expressions. Forward-looking statements include, but are not limited to, such matters as:
•our ability to manage our continued expansion into the U.S. markets and other markets in which we currently operate and expansion into new markets;
•our ability to compete in our industry;
•our expectations regarding our financial performance, including our revenue, costs, EBITDA, and other non-IFRS measures;
•our ability to mitigate and address unanticipated performance problems on our websites or platforms;
•our ability to attract, retain, and maintain good relations with our customers;
•our ability to anticipate market needs or develop new or enhanced offerings and services to meet those needs;
•the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs, including to help finance potential acquisitions;
•our ability to stay in compliance with laws and regulations, including gaming regulations and tax laws, that currently apply or may become applicable to our business both in the United States and internationally and our expectations regarding various laws and restrictions that relate to our business;
•our ability to anticipate the effects of existing and developing laws and regulations, including with respect to gaming and taxation, and privacy and data protection that relate to our business;
•our ability to identify, recruit, and retain skilled personnel, including key members of senior management; our ability to successfully identify, manage, consummate and integrate any existing and potential acquisitions;
•our ability to maintain, protect, and enhance our intellectual property;
•our ability to manage the increased expenses associated and compliance demands with being a public company;
•our ability to maintain our foreign private issuer status;
•our ability to effectively manage our growth and maintain our corporate culture; and
•other factors detailed under “Item 3. Key Information – Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 23, 2023 (the “Form 20-F”).
The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance, or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under the heading “Risk Factors” in this prospectus and any applicable prospectus supplement for a discussion of these and other risks that relate to our business and investing in our securities.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Each forward-looking statement speaks only as of the date of the particular statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date on which the statements are made to conform these statements to actual results or to changes in our expectations.

THE COMPANY
We are a multi-award-winning performance marketing company and a leading provider of digital marketing services active in the online gambling industry. Our principal focus is on iGaming and online sports betting. Through our proprietary technology platform, we publish a portfolio of premier branded websites including Gambling.com, Bookies.com, RotoWire.com, and BonusFinder.com, in addition to over 50 local websites. We tailor each one of our websites to different user interests and markets by producing original content relating to online gambling and fantasy sports, such as news, odds, statistics, product reviews and product comparisons of locally available online gambling services. We utilize our technology platform, websites, and media partnerships to attract online gamblers through online marketing efforts and refer these online gamblers to companies that are licensed by gambling regulators to provide real-money online gambling services, known as online gambling operators, who convert these potential online gamblers into actual paying players. In this way, we provide business-to-business (“B2B”) digital marketing services to online gambling operators. We also monetize our websites through business-to-consumer (“B2C”) fantasy sports data subscriptions and sell data syndication and content to B2B clients.
We are not a gambling company and do not offer any gambling services ourselves. We can alternatively be described as a lead generation company, or an affiliate marketing company (or simply an “affiliate”). In many ways, we are more akin to an online media company as our revenue is derived primarily from online marketing.
We primarily generate revenue through performance marketing by referring online gamblers to online gambling operators. When an online gambler visits an online gambling operator from one of our websites, registers a new account and makes a deposit, this online gambler becomes one of our referred players. Each of our referred players entitles us to remuneration pursuant to our agreements with the online gambling operator. Our performance marketing agreements are primarily based on a Cost Per Acquisition model (also referred to as CPA), a revenue share model, or a combination of both, which is referred to as hybrid.
Our principal executive offices are located at 22 Grenville Street, St. Helier, Channel Island of Jersey JE4 8PX, and our telephone number is +1 813 445 7555.

RISK FACTORS
Investing in our securities involves a high degree of risk. Our business, financial condition, or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed under the caption “Item 3. Key Information – Risk Factors” in our Form 20-F, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference herein, and in any applicable prospectus supplement to this prospectus, before making your investment decision. See “Where You Can Find More Information” and “Incorporation by Reference.”
The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business, financial condition, prospects, or results of operations could be adversely affected. In that event, the market price of our ordinary shares or other securities could decline, and you could lose part or all of your investment. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We will not receive any proceeds from the sale of ordinary shares to be offered by any of the selling shareholders pursuant to this prospectus and the applicable prospectus supplement. Any selling shareholder will pay any underwriting fees, discounts, selling commissions, and expenses incurred by such selling shareholder in disposing of its ordinary shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the ordinary shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

CAPITALIZATION
Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and incorporated herein by reference.

SELLING SHAREHOLDERS
We are registering for resale from time to time by the selling shareholders identified in the table below, including their transferees, pledgees, donees, assignees or other successors-in-interest, up to 10,099,284 ordinary shares held by them. All of these ordinary shares were either acquired before our initial public offering in July 2021 or afterwards prior to the date hereof by our directors and certain members of our management. We will not receive any proceeds from the resale of the ordinary shares by the selling shareholders.
The selling shareholders identified in the table below may from time to time offer and sell under this prospectus any or all of the ordinary shares described under the column “Shares to be Sold in Offering” in the table below. The table below has been prepared based upon information furnished to us by the selling shareholders as of the dates represented in the footnotes accompanying the table. Information concerning the selling shareholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.
The following table and footnote disclosure following the table sets forth the name of each selling shareholder and the number of ordinary shares beneficially owned by the selling shareholder before this offering. The number of ordinary shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any ordinary shares as to which a person has sole or shared voting power or investment power and any ordinary shares that the person has the right to acquire within 60 days of May 1, 2023 through the conversion of notes, or the exercise of warrants, options or rights and the vesting of restricted stock units. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Information regarding the nature of any position, office or other material relationship, if any, that the selling shareholder has had within the past three years with us or with any of our predecessors or affiliates is hereby incorporated by reference from Item 6 – Directors, Senior Management and Employees, and Item 7—Major Shareholders and Related Party Transactions in our Form 20-F. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting, dispositive and investment power with respect to the ordinary shares set forth opposite such person’s name. Except as otherwise indicated in the table below, addresses of named selling shareholders are c/o Gambling.com Group Limited, 22 Grenville Street, St. Helier, Channel Island of Jersey JE4 8PX.
We have assumed that all ordinary shares reflected in the table as being offered covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of ordinary shares that will be held by the selling shareholders upon termination of the offering covered by this prospectus because the selling shareholders may offer some, all or none of their ordinary shares being offered in the offering.
The percentage of ordinary shares beneficially owned is based on 37,429,041 ordinary shares outstanding as of May 1, 2023.

	Shares Beneficially Owned Prior To Offering		Shares To Be Sold In Offering	Shares Beneficially Owned After Offering
	Number	Percentage		Number	Percentage
Selling Shareholder
Mark Blandford(1)	12,674,893	33.8%	4,290,620	8,384,273	22.4%
Edison Partners IX, LP(2)	5,219,619	13.9%	2,778,294	2,441,325	6.5%
Charles Gillespie	5,258,099	14.0%	1,678,449	3,579,650	9.6%
Gerard J. Hall(3)	1,676,975	4.5%	662,302	1,014,673	2.7%
Kevin McCrystle	1,429,254	3.8%	353,906	1,075,348	2.9%
Elias Mark(4)	984,025	2.6%	277,978	706,047	1.9%
Susan Ball(5)	82,398	*	15,007	67,391	*
Pär Sundberg	81,947	*	21,607	60,340	*
Fredrik Burvall	80,475	*	21,121	59,354	*
__________________
*Less than 1%.

(1)Represents 12,674,893 ordinary shares, including 36,922 share options that will be exercisable within 60 days of May 1, 2023. Consists of (i) 4,637,971 ordinary shares held of record by Mr. Blandford and (ii) 8,000,000 ordinary shares held by Boatside Investments. Mr. Blandford controls voting, dispositive and investment power with respect to the ordinary shares held by Boatside Investments and therefore may be deemed to beneficially own the ordinary shares held by Boatside Investments.
(2)Represents 5,219,619 ordinary shares, including 36,922 share options that will be exercisable within 60 days of May 1, 2023. Such ordinary shares are held by Edison Partners IX, LP. Edison IX GP LLC is the general partner of Edison Partners IX, LP and controls voting, dispositive and investment power with respect to the ordinary shares held by Edison Partners IX, LP. Christopher Sugden, Ryan Ziegler, and Lenard Marcus are the managing members of Edison IX GP LLC, and Mr. Sugden is also the managing partner of Edison IX GP LLC. Each of Mr. Sugden, Mr. Ziegler and Mr. Marcus may be deemed to have voting, dispositive and investment power over the ordinary shares held by Edison Partners IX, LP and disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address for Edison Partners IX, LP and the persons named in this footnote is 281 Witherspoon Street, Princeton, NJ 08540.
(3)Consists of (i) 1,356,975 ordinary shares held of record by Mr. Hall and (ii) 320,000 ordinary shares held by Olivia Hall TTEE 2021 GST Trust FBO Gerard J Hall & Descendants U/A DTD 10-08-21 (the “Trust”). Mr. Hall is the investment adviser of the Trust and therefore may be deemed to have voting, dispositive and investment power with respect to the ordinary shares held by the Trust and disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address for Mr. Hall and the Trust is 3900 Dover Rd., Durham, North Carolina 27707.
(4)Represents 984,025 ordinary shares, including 141,667 share options that will be exercisable within 60 days of May 1, 2023.
(5)Represents 82,398 ordinary shares, including 36,922 share options that will be exercisable within 60 days of May 1, 2023.

DESCRIPTION OF ORDINARY SHARES
Our authorized share capital is an unlimited number of shares with no par value which may be divided into separate classes of shares.
As of May 1, 2023, there were 37,429,041 ordinary shares issued and outstanding. All of our outstanding ordinary shares are validly issued, fully paid, and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.
A description of our ordinary shares can be found under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A filed with the SEC on July 19, 2021, and any amendments or reports filed for the purpose of updating such description.

PLAN OF DISTRIBUTION
We are registering 10,099,284 ordinary shares, which were previously acquired by the selling shareholders to permit the selling shareholders and their respective transferees, pledgees, donees, assignees, transferees or other successors-in-interest that receive their respective ordinary shares after the date of this prospectus to resell or otherwise dispose of the ordinary shares in the manner contemplated in this section. We will not receive any of the proceeds from the sale of ordinary shares in this offering. We will bear all other fees and expenses incurred in effecting the registration of the ordinary shares covered by this prospectus or in the filing of any amendments or supplements to the registration statement on Form F-3 or this prospectus and all other expenses incident to the registration of the ordinary shares. We are registering the ordinary shares currently held by the selling shareholders in order to permit such selling shareholders to offer their respective ordinary shares for resale from time to time.
The selling shareholders and any of their respective transferees, pledgees, donees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of its ordinary shares or interests in any such shares on any stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholders may use one or more of the following methods when disposing of the ordinary shares or interests therein:
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell ordinary shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•through brokers, dealers or underwriters that may act solely as agents;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•delivery of shares in settlement of short sales;
•through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling shareholder to sell a specified number of ordinary shares or interests in such shares at a stipulated price per share;
•a combination of any such methods of disposition; and
•any other method permitted pursuant to applicable law.
The selling shareholders may also sell shares under Rule 144 under the Securities Act, or other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers, underwriters and other agents may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of ordinary shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved but any such discounts or commissions might be in excess of those customary in the types of transactions involved.
The selling shareholders may from time to time pledge or grant a security interest in some or all of the ordinary shares owned by them and the pledgee or other secured party, transferee or other successor in interest may sell ordinary shares from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, secured party, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the ordinary shares in other circumstances in which case the transferees, pledgees, donees, assignees or other successors-in-interest may be the selling beneficial owners for purposes of this prospectus and may sell such ordinary shares from time to time under this prospectus after an amendment or supplement has been filed under Rule 424(b)(3) under, or another applicable provision of, the Securities Act, amending, if necessary, the list of selling shareholders to include the transferees, donees, pledgees or other successors-in-interest as a selling shareholders under this prospectus.
Upon being notified in writing by the selling shareholders that any material arrangement has been entered into with a broker-dealer for the sale of ordinary shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act will be filed, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of ordinary shares involved, (iii) the price at which such ordinary shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, if applicable, and (vi) other facts material to the transaction.
The selling shareholders also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees, donees, assignees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the ordinary shares or interests in such shares, the selling shareholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers, other financial institutions and other third parties, which may in turn engage in short sales in the course of hedging the positions they assume. The selling shareholders may also sell ordinary shares short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out its short positions, or loan or pledge the ordinary shares to broker-dealers or other third parties that in turn may sell these securities. The selling shareholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers, other financial institutions and other third parties or create one or more derivative securities which require the delivery to such broker-dealer, other financial institution and other third parties of ordinary shares offered by this prospectus, which ordinary shares such broker-dealer or other financial institution or third party may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction if required), including in short sale transactions. Third parties may use securities pledged by the selling shareholders or borrowed from the selling shareholders or others to settle sales or to close out any related open borrowings of securities, and may use securities received from the selling shareholders in settlement of those derivatives to close out any related open borrowings of securities.
The selling shareholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (“FINRA”), or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.
There can be no assurance that any selling shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement, of which this prospectus forms a part.

We have advised the selling shareholders that they are required to comply with Regulation M promulgated under the Exchange Act, during such time as they may be engaged in a distribution of the ordinary shares. The foregoing may affect the marketability of ordinary shares. The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the ordinary shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the ordinary shares. All of the foregoing may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.
The aggregate proceeds to the selling shareholders from the sale of ordinary shares offered by them will be the purchase price of the shares less discounts or commissions, if any. Each selling shareholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase to be made directly or through agents. We will not receive any of the proceeds from this offering.
We have agreed to indemnify the selling shareholders, each person who controls such selling shareholder and their respective officers, directors, employees, stockholders, members, representatives and affiliates in certain circumstances against certain losses, claims, damages or liabilities to which they may become subject, including certain liabilities under the Securities Act.

ENFORCEMENT OF CIVIL LIABILITIES
U.S. laws do not necessarily extend either to us or our officers or directors. We are organized under the laws of Jersey. Many of our directors and officers reside outside of the United States. Substantially all the assets of both us and our directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process on either us or our officers and directors within the United States, or to enforce against these persons or us, either inside or outside the United States, a judgment obtained in a U.S. court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any U.S. state.
We have appointed GDC America, Inc., as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of the laws of any state of the United States.
A judgment of a U.S. court is not directly enforceable in Jersey, but constitutes a cause of action which will be enforced by Jersey courts provided that:
•the applicable U.S. courts had jurisdiction over the case, as recognized under Jersey law;
•the judgment is given on the merits and is final, conclusive and non-appealable;
•the judgment relates to the payment of a sum of money, not being taxes, fines or similar governmental penalties;
•the defendant is not immune under the principles of public international law;
•the same matters at issue in the case were not previously the subject of a judgment or disposition in a separate court;
•the judgment was not obtained by fraud or duress and was not based on a clear mistake of fact; and
•the recognition and enforcement of the judgment is not contrary to public policy in Jersey, including observance of the principles of what are called “natural justice,” which among other things require that documents in a U.S. proceeding were properly served on the defendant and that the defendant was given the right to be heard and represented by counsel in a free and fair trial before an impartial tribunal.
It is the policy of Jersey courts to award compensation for the loss or damage actually sustained by the person to whom the compensation is awarded. Although the award of punitive damages is generally unknown to the Jersey legal system, that does not mean that awards of punitive damages are not necessarily contrary to public policy. Whether a judgment was contrary to public policy depends on the facts of each case. Exorbitant, unconscionable, or excessive awards will generally be contrary to public policy. Moreover, if a U.S. court gives a judgment for multiple damages against a qualifying defendant the amount which may be payable by such defendant may be limited by virtue of the Protection of Trading Interests Act 1980, an Act of the United Kingdom. extended to Jersey by the Protection of Trading Interests Act 1980 (Jersey) Order, 1983, which provides that such qualifying defendant may be able to recover such amount paid by it as represents the excess of such multiple damages over the sum assessed as compensation by the court that gave the judgment. A “qualifying defendant” for these purposes is a citizen of the United Kingdom and Colonies, a body corporate incorporated in the United Kingdom, Jersey, or other territory for whose international relations the United Kingdom is responsible or a person carrying on business in Jersey.
Jersey courts cannot enter into the merits of the foreign judgment and cannot act as a court of appeal or review over the foreign courts. In addition, a plaintiff who is not resident in Jersey may be required to provide a security bond in advance to cover the potential of the expected costs of any case initiated in Jersey. In addition, we have been further advised by our legal counsel in Jersey, that it is uncertain as to whether the courts of Jersey would entertain original actions based on U.S. federal or state securities laws, or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws.

EXPENSES
The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee and the FINRA filing fee.

Expense	Estimated Amount
SEC registration fee	$10,862.31
FINRA filing fees	$15,285.35
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*
Total	*
__________________
*To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.
LEGAL MATTERS
Carey Olsen Jersey LLP will pass upon the validity of the ordinary shares being registered hereby and certain other legal matters in connection with the registration of such ordinary shares. Additional legal matters may be passed upon for us and any underwriter by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
BDO LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.
We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC.
We also maintain a website (www.gambling.com/corporate) from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on our website is not incorporated into this prospectus and is not part of this prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed or furnished with the SEC:
•our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 23, 2023;
•our report on Form 6-K furnished to the SEC on April 6, 2023 (the second 6-K filing on such date, but only Exhibit 99.1 thereto), our report on Form 6-K furnished to the SEC on May 16, 2023, and our report on Form 6-K furnished to the SEC on May 18, 2023 (the second 6-K filing on such date); and
•the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on July 19, 2021, including any amendments or reports filed for the purpose of updating such description.
In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.
Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

Up to 10,099,284 Ordinary Shares
Offered by the Selling Shareholders
The date of this prospectus is                    , 2023.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8.    Indemnification of Directors and Officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Subject to the Jersey Companies Law, our amended and restated memorandum and articles of association permit us to indemnify any director against any liability, to purchase and maintain insurance against any liability for any director and to provide any director with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure).
However, Article 77 of the Jersey Companies Law limits the ability of a Jersey company to exempt or indemnify a director from any liability arising from acting as a director. It provides that neither a company (or any of its subsidiaries) nor any other person for some benefit conferred or detriment suffered directly or indirectly by the company, may exempt or indemnify any director from, or against, any liability incurred by him as a result of being a director of the company except where the company exempts or indemnifies him against:
(a)any liabilities incurred in defending any proceedings (whether civil or criminal):
(i)in which judgment is given in his or her favor or he or she is acquitted;
(ii)which are discontinued otherwise than for some benefit conferred by him or her or on his or her behalf or some detriment suffered by him or her; or
(iii)which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), he or she was substantially successful on the merits in his or her resistance to the proceedings; or
(b)any liability incurred otherwise than to the company if he or she acted in good faith with a view to the best interests of the company;
(c)any liability incurred in connection with an application made under Article 212 of the Jersey Companies Law in which relief is granted to him or her by the court; or
(d)any liability against which the company normally maintains insurance for persons other than directors.
Article 77 of the Jersey Companies Law permits a company to purchase and maintain directors’ and officers’ insurance and we maintain a directors’ and officers’ liability insurance policy for the benefit of our directors and officers.

ITEM 9.    Exhibits.

Exhibit No.	Exhibit Index
1.1*	Form of Underwriting Agreement (for equity securities)
3.1
Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 6-K filed with the Securities and Exchange Commission on May 16, 2023)

5.1	Opinion of Carey Olsen Jersey LLP
23.1	Consent of BDO LLP, independent registered public accounting firm
23.2	Consent of Carey Olsen Jersey LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature pages hereto)
107	Filing Fee Table
__________________
*To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report on Form 6-K to be filed under the Exchange Act and incorporated herein by reference.
ITEM 10.    Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that clauses (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.
(5)That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Channel Island of Jersey on May 18, 2023.

GAMBLING.COM GROUP LIMITED

By:	/s/ Charles Gillespie
Name: Charles Gillespie
Title: Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Gillespie and Elias Mark, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Charles Gillespie	Chief Executive Officer, Director (Principal Executive Officer)
Charles Gillespie

/s/ Elias Mark	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Elias Mark

/s/ Mark Blandford	Chairman of the Board of Directors
Mark Blandford

/s/ Susan Ball	Director
Susan Ball

/s/ Fredrik Burvall	Director
Fredrik Burvall

/s/ Gregg Michaelson	Director
Gregg Michaelson

/s/ Michael Quartieri	Director
Michael Quartieri

/s/ Pär Sundberg	Director
Pär Sundberg
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on May 18, 2023 by the following persons in the capacities indicated.

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant, has signed this registration statement on May 18, 2023.
BY: GDC AMERICA, INC.

/s/ William S. Hanson
Name:	William S. Hanson	Authorized Representative
Title:	President	in the United States